EXHIBIT 99.1

At the Company Kim Hillyer Director, Communications (402) 574-6523 kim.hillyer@tdameritrade.com	Jeff Goeser Director, Investor Relations and Finance (402) 597-8464 jeffrey.goeser@tdameritrade.com

TD Ameritrade Delivers a Strong Quarter as Investors Re-engage

Net New Client Assets of $14.5B, 10% Annualized Growth Rate

Record Net Revenues of $752M, up 16% Year-Over-Year

Diluted Earnings per Share of $0.35, up 30% Year-Over-Year

Average Client Trades Per Day of 414,000

OMAHA, Neb., January 21, 2014 – TD Ameritrade Holding Corporation (NYSE: AMTD) has released operating results for the first quarter of fiscal 2014. The Company had a strong start to the fiscal year, benefiting from the improved retail trading environment and maintaining its industry-leading, double-digit net new client asset growth rate.

The Company’s results for the quarter ended Dec. 31, 2013 include the following:(1)

•	Net income of $192 million, or $0.35 per diluted share

•	Net new client assets of approximately $14.5 billion, an annualized growth rate of 10 percent

•	Average client trades per day of approximately 414,000, an activity rate of 6.9 percent

•	Record net revenues of $752 million, 54 percent of which were asset-based

•	Investment product fee revenues of $72 million, up 29 percent year-over-year

•	Pre-tax income of $301 million, or 40 percent of net revenues

•	EBITDA(2) of $354 million, or 47 percent of net revenues

•	Record interest rate sensitive assets(3) of $97 billion, up 8 percent year-over-year

•	Record client assets of approximately $596 billion, up 24 percent year-over-year

“TD Ameritrade had a strong quarter across the board, with continued strong asset gathering, an improved trading environment and strength in investment product fee revenues,” said Fred Tomczyk, president and chief executive officer. “We maintained our industry-leading growth rate by gathering $14.5 billion in net new client assets, an annualized growth rate of 10 percent. Additionally, client engagement has trended upward following continued improvement in the macroeconomic environment and retail investor sentiment. We’re seeing more clients logging into accounts, interacting with trading platforms, and adopting mobile technology. Trading activity was at its highest level in more than two years. The trading and investing environment has definitely improved, and we are off to a good start to fiscal 2014.”

“TD Ameritrade delivered record net revenues this quarter of $752 million, up 16 percent year-over-year,” said Bill Gerber, executive vice president and chief financial officer. “We had the second best asset gathering quarter in our history, and both fee-based investment balances and interest rate sensitive assets are at record levels. In addition, we benefited from the improved trading environment that has continued into January. Our strategy is paying off, and we will focus on maintaining that momentum as we move forward.”

Capital Deployment

The Company has declared a $0.12 per share quarterly cash dividend, payable on Feb. 19, 2014 to all holders of record of common stock as of Feb. 5, 2014.

Company Hosts Conference Call

TD Ameritrade will host its December Quarter conference call this morning, Jan. 21, 2014, at 8:30 a.m. EST (7:30 a.m. CST). Participants may listen to the conference call by dialing 866-270-1533. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 877-344-7529 and entering the Conference ID 10038872 beginning at 10:30 a.m. EST (9:30 a.m. CST) on Jan. 21, 2014. The replay will be available until 9:00 a.m. EST (8:00 a.m. CST) on Jan. 29, 2014. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Wednesday, Jan. 22, 2014.

Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NYSE: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how – bringing Wall Street to Main Street for more than 38 years. An official sponsor of the 2014 and 2016 U.S. Olympic and Paralympic Teams, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade’s newsroom or www.amtd.com, or follow @TDAmeritradePR for more information.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 22, 2013. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2See attached reconciliation of non-GAAP financial measures.

3 Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of December 31, 2013.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org) /NFA (www.nfa.futures.org).

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$328	$306	$257
Asset-based revenues:
Interest revenue	128	120	118
Brokerage interest expense	(1)	(1)	(2)

Net interest revenue	127	119	116

Insured deposit account fees	208	201	205
Investment product fees	72	67	56

Total asset-based revenues	407	387	377

Other revenues	17	16	17

Net revenues	752	709	651

Operating expenses:
Employee compensation and benefits	183	170	168
Clearing and execution costs	30	29	24
Communications	28	27	28
Occupancy and equipment costs	37	40	39
Depreciation and amortization	24	23	20
Amortization of acquired intangible assets	23	23	23
Professional services	38	41	34
Advertising	63	55	52
Other	19	22	22

Total operating expenses	445	430	410

Operating income	307	279	241

Other expense (income):
Interest on borrowings	6	6	6
Gain on investments, net	—	(49)	(2)

Total other expense (income)	6	(43)	4

Pre-tax income	301	322	237

Provision for income taxes	109	122	90

Net income	$192	$200	$147

Earnings per share—basic	$0.35	$0.36	$0.27
Earnings per share—diluted	$0.35	$0.36	$0.27

Weighted average shares outstanding—basic	551	550	546
Weighted average shares outstanding—diluted	555	555	551

Dividends declared per share	$0.62	$0.09	$0.59

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	Dec. 31, 2013	Sept. 30, 2013
Assets:
Cash and cash equivalents	$1,309	$1,062
Segregated cash and investments	5,339	5,894
Broker/dealer receivables	1,202	1,348
Client receivables, net	9,834	8,984
Goodwill and intangible assets	3,285	3,308
Other	1,267	1,240

Total assets	$22,236	$21,836

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$2,239	$1,973
Client payables	13,379	13,183
Notes payable	155	—
Long-term debt	1,041	1,052
Other	894	952

Total liabilities	17,708	17,160

Stockholders’ equity	4,528	4,676

Total liabilities and stockholders’ equity	$22,236	$21,836

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012
Key Metrics:
Net new assets (in billions)	$14.5	$10.1	$15.6
Net new asset growth rate (annualized)	10%	8%	13%
Average client trades per day	413,743	381,657	334,035
Profitability Metrics:
Operating margin	40.8%	39.4%	37.0%
Pre-tax margin	40.0%	45.4%	36.4%
Return on average stockholders’ equity (annualized)	16.3%	17.3%	13.3%
EBITDA(1) as a percentage of net revenues	47.1%	52.8%	43.9%
Liquidity Metrics:
Interest on borrowings (in millions)	$6	$6	$6
Interest coverage ratio (EBITDA(1)/interest on borrowings)	59.0	62.3	47.7
Liquid assets—management target(1) (in billions)	$0.7	$0.9	$0.8
Cash and cash equivalents (in billions)	$1.3	$1.1	$1.9
Transaction-Based Revenue Metrics:
Total trades (in millions)	26.1	24.2	20.4
Average commissions and transaction fees per trade(2)	$12.56	$12.61	$12.62
Average client trades per funded account (annualized)	17.2	15.9	14.3
Activity rate—funded accounts	6.9%	6.4%	5.8%
Trading days	63.0	63.5	61.0
Spread-Based Asset Metrics:
Average interest-earning assets (in billions)	$17.6	$16.8	$15.1
Average insured deposit account balances (in billions)	72.7	72.0	64.2

Average spread-based balance (in billions)	$90.3	$88.8	$79.3

Net interest revenue (in millions)	$127	$119	$116
Insured deposit account fee revenue (in millions)	208	201	205

Spread-based revenue (in millions)	$335	$320	$321

Avg. annualized yield—interest-earning assets	2.81%	2.77%	3.02%
Avg. annualized yield—insured deposit account fees	1.12%	1.09%	1.25%
Net interest margin (NIM)	1.45%	1.41%	1.58%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.3	$5.3	$5.1
Average annualized yield	0.00%	0.00%	0.05%

Fee revenue (in millions)	$0	$0	$1

Market fee-based investment balances:
Average balance (in billions)	$125.2	$117.0	$94.9
Average annualized yield	0.22%	0.22%	0.23%

Fee revenue (in millions)	$72	$67	$55

Average fee-based investment balances (in billions)	$130.5	$122.3	$100.0
Average annualized yield	0.22%	0.21%	0.22%

Investment product fee revenue (in millions)	$72	$67	$56

(1)	See attached reconciliation of non-GAAP financial measures.
(2)	Average commissions and transaction fees per trade excludes TD Waterhouse UK business.

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	5,993,000	5,943,000	5,764,000
Funded accounts (end of period)	6,048,000	5,993,000	5,836,000
Percentage change during period	1%	1%	1%

Client assets (beginning of period, in billions)	$555.9	$523.5	$472.3
Client assets (end of period, in billions)	$596.5	$555.9	$480.8
Percentage change during period	7%	6%	2%

Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.4	$5.5	$3.8
Average annualized yield	0.11%	0.09%	0.17%

Interest revenue (in millions)	$2	$1	$2

Client margin balances:
Average balance (in billions)	$9.3	$8.5	$8.7
Average annualized yield	3.92%	3.95%	4.02%

Interest revenue (in millions)	$93	$86	$89

Securities borrowing/lending
Average securities borrowing balance (in billions)	$1.2	$1.1	$0.9
Average securities lending balance (in billions)	$2.2	$2.2	$1.9

Net interest revenue—securities borrowing/lending (in millions)	$32	$31	$25

Other cash and interest-earning investments:
Average balance (in billions)	$1.7	$1.7	$1.7
Average annualized yield	0.07%	0.09%	0.07%

Interest revenue—net (in millions)	$0	$1	$0

Client credit balances:
Average balance (in billions)	$10.7	$10.1	$9.2
Average annualized cost	0.01%	0.01%	0.01%

Interest expense (in millions)	($0)	($0)	($0)

Average interest-earning assets (in billions)	$17.6	$16.8	$15.1
Average annualized yield	2.81%	2.77%	3.02%

Net interest revenue (in millions)	$127	$119	$116

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollars in millions

(Unaudited)

	Quarter Ended
	Dec. 31, 2013		Sept. 30, 2013		Dec. 31, 2012
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$354	47.1%	$374	52.8%	$286	43.9%
Less:
Depreciation and amortization	(24)	(3.2%)	(23)	(3.2%)	(20)	(3.1%)
Amortization of acquired intangible assets	(23)	(3.1%)	(23)	(3.2%)	(23)	(3.5%)
Interest on borrowings	(6)	(0.8%)	(6)	(0.8%)	(6)	(0.9%)
Provision for income taxes	(109)	(14.5%)	(122)	(17.2%)	(90)	(13.8%)

Net income	$192	25.5%	$200	28.2%	$147	22.6%

		As of
		Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Liquid Assets—Management Target (2)
Liquid assets—management target		$707	$874	$728	$706	$774
Plus:	Broker-dealer cash and cash equivalents	926	540	555	719	841
	Trust company cash and cash equivalents	60	74	39	84	556
	Investment advisory cash and cash equivalents	25	19	28	24	15
Less:	Excess broker-dealer regulatory net capital	(409)	(445)	(387)	(315)	(334)

Cash and cash equivalents		$1,309	$1,062	$963	$1,218	$1,852

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company’s senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
(2)	Liquid assets—management target is considered a non-GAAP financial measure as defined by SEC Regulation G. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets—management target, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. We consider liquid assets—management target to be an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets—management target should be considered a supplemental measure of liquidity, rather than a substitute for cash and cash equivalents.

We define liquid assets—management target as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets—management target is based on more conservative measures of broker-dealer net capital than regulatory thresholds require because we prefer to maintain significantly more conservative levels of net capital at the broker-dealer subsidiaries. We consider liquid assets—management target to be a measure that reflects our liquidity that would be readily available for corporate investing and financing activities under normal operating circumstances.